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                                                                    EXHIBIT 12.1

                        CABLEVISION SYSTEMS CORPORATION

             COMPUTATION OF DEFICIENCY OF EARNINGS TO FIXED CHARGES

                                                    SIX MONTHS ENDED
                                                        JUNE 30,                          YEAR ENDED DECEMBER 31,
                                                 ----------------------  ----------------------------------------------------------

                                                    1997        1996        1996        1995        1994        1993        1992
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
EARNINGS
  Loss from continuing operations..............  $ (167,966) $ (160,476) $ (332,079) $ (317,458) $ (315,151) $ (246,782) $ (250,503)
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
ADD:
  Fixed charges per (B) below..................     159,843     136,845     278,437     322,054     269,627     238,109     199,691
Amortization of previously capitalized
  interest.....................................           0           0           0           0           0           0           0
DEDUCT
  Interest capitalized during period...........           0           0           0           0           0           0           0
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
Earnings for computation purposes (A)..........  $   (8,123) $  (23,631) $  (53,642) $    4,596  $  (45,524) $   (8,673) $  (50,842)
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
Fixed Charges:
  Interest on Indebtedness, expensed or
    capitalized, including amortization of debt
    expense....................................     153,785     132,099     268,177     313,850     263,299     232,434     194,628
Portion of rents representative of the interest
  factor.......................................       6,058       4,746      10,260       8,204       6,328       5,675       5,033
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
Fixed Charges for computation purposes (B).....  $  159,843  $  136,845  $  278,437  $  322,054  $  269,627  $  238,109  $  199,661
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
Deficiency of earnings available to cover fixed
  charges......................................  $ (167,966) $ (160,476) $ (332,079) $ (317,458) $ (315,151) $ (246,782) $ (250,503)
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                 ----------  ----------  ----------  ----------  ----------  ----------  ----------
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